AMENDMENT NO. 4 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 2002 amends and supplements the Amended and Restated Credit Agreement dated as of April 14, 2000 (the "Credit Agreement") among Ladish Co., Inc., a Wisconsin corporation (the "Company"), the financial institutions party thereto (the "Lenders") and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

     The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Banks and the Agent agree as follows:

     1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 5 below, all references to the Credit Agreement contained in the Loan Documents mean the Credit Agreement as amended by this Amendment No. 4 to Amended and Restated Credit Agreement ("Amendment No. 4"). This Amendment No. 4 is a Loan Document.

     2. Amendments to Credit Agreement.

          (a) The defined term "Applicable Margin" in Section 1. of the Credit Agreement is amended by deleting the current language and replacing it with the following:

     "Applicable Margin" shall initially mean (a) in the case of Revolving Loans comprised of Base Rate Loans, minus 100 basis points (-1.0% per annum) and (b) in the case of Revolving Loans comprised of LIBOR Rate Loans, plus 125 basis points (.125%) per annum. The Applicable Margin shall be adjusted quarterly effective the first business day following the Agent's receipt of the Company's quarterly covenant compliance certificate in accordance with the following table:

            Consolidated Indebtedness to EBITDA            Applicable Margin
            -----------------------------------            -----------------
                           <1.5                            100 basis points
                        1.5 to <2.0                        125 basis points
                        2.0 to <2.5                        150 basis points
                            2.5                            175 basis points

          (b) The defined term "Effective Date" in Section 1 of the Credit Agreement is amended by deleting the date "April 12, 2002" and replacing it with the date "December 31, 2002".

          (c) The defined term "Revolving Note Maturity Date" in Section 1 of the Credit Agreement is amended by deleting the date "April 11, 2003" and replacing it with the date "December 31, 2003".

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

          (d) Section 2.5 Commitment Fee of the Credit Agreement is amended by deleting the definition of the commitment fee as ".15% (15 basis points)" and substituting therefore ".20% (20 basis points)". In addition, at the end of
Section 2.5, the following language is added:

          The Commitment Fee will be adjusted quarterly, effective the first business day following the Agent's receipt of the Company's quarterly covenant compliance certificate in accordance with the following table:

          Consolidated Indebtedness to EBITDA             Applicable Margin
          -----------------------------------             -----------------
                         <1.5                              15 basis points
                      1.5 to <2.0                          20 basis points
                      2.0 to <2.5                          25 basis points
                          2.5                             37.5 basis points

          (e) Section 6.7 Limitations on Acquisitions, Advances and Investments of the Credit Agreement is amended by adding the following provision after the word "Person" in subsection (j):

          "providing that the Borrower will not make such an acquisition for total consideration in excess of $10,000,000 or where the total consideration exceeds a multiple of five times the acquired Person's EBITDA without the consent of the Majority Lenders;"

          (f) The "Interest Coverage Ratio" contained in Section 6.13 of the Credit Agreement is deleted. Section 6.13 of the Credit Agreement will appear as follows:

                    6.13 Maximum Cumulative Net Loss. The Borrower's cumulative net loss for the most recent four quarters shall not exceed $3,500,000.

          (g) The "Indebtedness to EBITDA Ratio" contained in Section 6.14 of the Credit Agreement is amended by increasing the maximum ratio to 3.00 to 1.00 from the prior level of 2.00 to 1.00.

     3. Decrease in Revolving Loan Commitment; Modification of Percentages. The parties agree that as of the effective date of this Amendment No. 4

          (a) The aggregate Revolving Loan Commitment shall be reduced from $45,000,000 to $25,000,000 and

          (b) The Percentage and Revolving Loan Commitment of each Lender shall be as set forth opposite its signature to this Amendment No. 4.

     4. Closing Conditions. This Amendment No. 4 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:

          (a) Secretary's Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation and By-Laws of the Company since the most recent date on which copies thereof were furnished to the Agent.

          (b) Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 4 as the Agent shall reasonably request.

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

     5. Representations and Warranties. The Company represents and warrants that:

          (a) The execution and delivery by the Company of this Amendment No. 4 and the performance by the Company under the Credit Agreement, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the Shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and

          (b) the representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.

     6. Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys' fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 4.

     7. Governing Law. This Amendment No. 4 shall be governed by the laws of the State of Wisconsin.

     8. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 4 remains in full force and effect.

                                             LADISH CO., INC.

                                             BY:  /s/ Wayne E. Larsen
                                                --------------------------------
                                                Its: Vice President
                                                    ----------------------------


      Revolving Loan
        Commitment         Percentage
        ----------         ----------

      $15,000,000.00          60%            U.S. BANK, National Association as
                                             the Agent and a Bank

                                             BY:  /s/ Jeffrey J. Janza
                                                --------------------------------
                                                Its: Vice President
                                                    ----------------------------


      $10,000,000.00          40%            BANK ONE, WISCONSIN

                                             BY:  /s/ Patrick J. O'Callaghan
                                                --------------------------------
                                                Its: Vice President
                                                    ----------------------------


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